THIRD AMENDMENT
TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT dated this 14th day of August, 2009, to the Fund Accounting Servicing Agreement dated as of August 15, 2005, as amended June 8, 2007 and October 8, 2007, (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANAGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: /s/ Mark F. Travis	By: /s/ Michael R. McVoy

Name: Mark F. Travis	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Fund Accounting Servicing Agreement

Intrepid Capital Management FUND ACCOUNTING SERVICES FEE SCHEDULE Effective in Conjunction with the Launch of the Intrepid Small Cap Class I

Intrepid Capital Fund Complex*
$[__] for the first $[__] million
  [__] basis points on the next $[__] million
  [__] basis point on the balance over $[__] million
  [__] basis points on the balance

Fees are billed monthly.
* Annual fee
* Subject to CPI increase, Milwaukee MSA.

Conversion and extraordinary services quoted separately.

NOTE – All schedules subject to change depending upon
the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses,
including pricing, corporate action, and factor services:
●  $[__] Domestic and Canadian Equities
●  $[__] Options
●  $[__] Corp/Gov/Agency Bonds
●  $[__] CMO's
●  $[__] International Equities and Bonds
●  $[__] Municipal Bonds
●  $[__] Money Market Instruments
●  $[__] /fund/month - Mutual Fund Pricing
●  $[__] /equity Security/Month Corporate Actions
●  $[__] /month Manual Security Pricing (>[__]/day)
●  Factor Services (BondBuyer)
●  $[__] /CMO/month
●  $[__] /Mortgage Backed/month
●  $[__] /month Minimum Per Fund Group